BlackBerry Limited

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2015

INTRODUCTION
This Conflict Minerals Report for BlackBerry Limited (“BlackBerry”, “Company,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, (the “Rule”) for the reporting period from January 1 to December 31, 2015.
The Rule imposes certain reporting obligations on U.S Securities and Exchange Commission (“SEC”) registrants whose manufactured products contain, tantalum, tin, tungsten, or gold (defined by Item 1.01(d)(3) of Form SD as “conflict minerals”), that are necessary to the functionality or production of those products. If the SEC registrant has reason to believe that any of those conflict minerals may have originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”), or is unable to determine the country of origin of those conflict minerals, the SEC registrant is required to submit a Conflict Minerals Report to the SEC that includes a description of the measures it took to exercise due diligence on the conflict minerals’ source and chain of custody.
Devices and accessories manufactured on behalf of BlackBerry in 2015 contain conflict minerals including tantalum, tin, tungsten, and gold that are necessary to their functionality or production (“necessary conflict minerals”). BlackBerry did not source these conflict minerals directly. These conflict minerals were processed and manufactured into components by suppliers, and sub-tier suppliers of BlackBerry, and subsequently assembled into devices and accessories via an electronics manufacturing services provider, original design manufacturer or accessory supplier.
For the reporting period from January 1 to December 31, 2015, BlackBerry conducted a reasonable country of origin inquiry (“RCOI”). A description of BlackBerry’s RCOI is included in Form SD. The results of our RCOI were as follows:
a)    a portion of our necessary conflict minerals did originate or may have originated in a Covered Country and we know or have reason to believe that those necessary conflict minerals may not be from recycle or scrap sources; and
b)    a portion of our necessary conflict minerals have an unknown origin.
The statements below are based on the due diligence activities performed to date and in good faith by BlackBerry and are based on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving definition and confirmation of smelters, incomplete information from industry or other third-party sources and other items.

DUE DILIGENCE MEASURES
We conducted due diligence on the source and chain of custody of the necessary conflict minerals contained in products that we contracted to manufacture as described above to ascertain whether these minerals originated in a Covered Country and directly or indirectly financed or benefited non-state armed groups in any of these countries.

Design of Our Due Diligence Measures
Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (2013) (the “OECD Guidance”), as applicable for tantalum, tin, tungsten and gold and for downstream companies (as the term is defined in the OECD Guidance), in all relevant material respects. With consideration of our position in the supply chain, we designed our due diligence measures in accordance with the five steps in the OECD Guidance to:
1. establish strong company management systems for conflict minerals supply chain due diligence;
2. identify and assess conflict minerals risks in our supply chain;
3. design and implement strategies to respond to conflict minerals risks identified;
4. contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and
5. report on our conflict minerals supply chain due diligence activities.

Due Diligence Measures Performed
BlackBerry’s due diligence measures during, and in support of, the reporting year included the following activities:
Step 1: Establish strong company management systems for conflict minerals supply chain due diligence
1)
In 2014 we revised our Responsible Minerals Policy, first published in 2012, by expanding upon BlackBerry’s program and strengthening our supplier expectations for responsible sourcing;
2)
Maintained an internal team to advance BlackBerry’s Conflict Minerals Program and implement our Responsible Minerals Policy;
3)
Continued implementation of standard contract language requiring supplier conformance to the BlackBerry Responsible Minerals Policy for incorporation into all new supply agreements and standard terms and conditions;
4)
Demonstrated our public support for continued verifiably conflict-free sourcing from the covered countries by supporting the Public-Private Alliance for Responsible Minerals Trade, Solutions for Hope, and Conflict Free Tin Initiative and maintaining a membership in the International Tin Research Industry’s (“ITRI’s”) in-region traceability scheme, the ITRI Tin Mining Supply Chain Initiative (“iTSCi”);
5)
Identified BlackBerry EthicsLink as a grievance mechanism support tool for use by employees and third parties as a confidential means of reporting violations of our policies; and
6)
Maintained records associated with the implementation of BlackBerry’s due diligence process in accordance with specified requirements (minimum 5-year retention).
Step 2: Identify and assess risk in the supply chain
7)
Identified relevant suppliers with the potential for providing materials, components, subassemblies, or finished goods containing at least of one of the necessary conflict minerals;
8)
Requested signed statements from suppliers acknowledging and committing to comply with our Responsible Minerals Policy;
9)
Requested relevant suppliers to complete the Conflict Free Sourcing Initiative (the “CFSI”) Conflict Minerals Reporting Template (“CMRT”), version 4.0 or later, to obtain updated sourcing and conflict minerals due diligence information about BlackBerry’s supply chain, including the identification of smelters and refiners in the supply chains of BlackBerry’s suppliers;
10)
Reviewed supplier CMRT submissions for completeness and data credibility against established criteria and third-party data sources; and
11)
Used the information submitted by suppliers in the CMRT, as provided by the CFSI as a benefit of our membership, and from other third-party sources to conduct an RCOI as described in BlackBerry’s Form SD report.
Step 3: Design and implement a strategy to respond to identified risks
12)
Escalated the identities of suppliers who failed to provide credible sourcing data to BlackBerry commodity management; and
13)
Provided due diligence guidance and communicated issues requiring corrective action based on risk assessments in Step 2 to relevant first-tier suppliers.
Step 4: Carry out independent third-party audit of due diligence practices
14)
Relied upon the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFSP uses independent private sector auditors to audit the source, including mines of origin and chain of custody of the conflict minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelters and refiners have demonstrated responsible minerals sourcing and implemented systems in compliance with CFSP requirements; and

15)
Maintained an active membership in the CFSI and supported expansion of the CFSP to additional smelters and refiners by conducting the following actions:
a.
Led CFSI workgroup to maintain and enhance the CMRT;
b.
Contributed to CFSI activities to identify and engage new smelters and refiners;
c.
Submitted letters of support to smelters and refiners to encourage their participation in the CFSP; and
d.
Communicated with smelters and refiners to introduce the CFSP and prepare them for the CFSP audit.
16)
Maintained an Associate Membership in ITRI’s in-region traceability scheme, iTSCi, and monitored alerts from iTSCi for in-region sourcing risks.

Step 5: Report on supply chain due diligence
17)
As required under Section 13(p) of the Securities and Exchange Act of 1934, BlackBerry has filed a Form SD which includes this Conflict Minerals Report and made such information available on our website, demonstrating our progress in implementing our Responsible Minerals Policy.

Independent Private Sector Audit
This Conflict Minerals Report has not been subject to an independent private sector audit (“IPSA”). Per guidance issued by the SEC on April 29, 2014 and the related order subsequently issued on May 2, 2014, only issuers who describe their products as “DRC conflict free” are subject to an IPSA.

DUE DILIGENCE DETERMINATION
On the basis of the due diligence measures detailed above, which are on the source and chain of custody of the conflict minerals in BlackBerry’s products, BlackBerry describes the following products as “DRC Conflict Undeterminable”*:

Product Category
BlackBerry’s Device and Accessory products
*DRC conflict undeterminable products are those for which we were unable to determine that such products do not directly or indirectly finance or benefit armed groups in Covered Countries.
Facilities Processing Conflict Minerals
A summary of the status of the facilities verified by the CFSI as “smelters” or “refiners”, which have been reported by BlackBerry suppliers as processing conflict minerals, is provided in Table 1. The facilities are listed in Table 2.

Table 1: Status Summary of Facilities Processing Conflict Minerals
Conflict Mineral	Total	Conflict-Free Status**
		DRC Conflict-Free		Unknown

Gold	117	79	68%	38	32%
Tantalum	45	45	100%
Tin	82	58	71%	24	29%
Tungsten	43	29	67%	14	33%
All	287	211	74%	76	26%

Table 2: List of Facilities Processing Conflict Minerals
Conflict Mineral	Name of Smelter or Refiner Processing Conflict Mineral	Location of Smelter or Refiner	Conflict-Free Status**
Gold	Advanced Chemical Company	United States	Unknown
Gold	Aida Chemical Industries Co., Ltd.	Japan	DRC Conflict-Free
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	DRC Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	DRC Conflict-Free
Gold	Argor-Heraeus S.A.	Switzerland	DRC Conflict-Free
Gold	Asahi Pretec Corp.	Japan	DRC Conflict-Free
Gold	Asahi Refining Canada Ltd.	Canada	DRC Conflict-Free
Gold	Asahi Refining USA Inc.	United States	DRC Conflict-Free
Gold	Asaka Riken Co., Ltd.	Japan	DRC Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	DRC Conflict-Free
Gold	Aurubis AG	Germany	DRC Conflict-Free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	DRC Conflict-Free
Gold	Boliden AB	Sweden	DRC Conflict-Free
Gold	C. Hafner GmbH + Co. KG	Germany	DRC Conflict-Free
Gold	Caridad	Mexico	Unknown

Gold	CCR Refinery - Glencore Canada Corporation	Canada	DRC Conflict-Free
Gold	Cendres + Métaux S.A.	Switzerland	Unknown
Gold	Chimet S.p.A.	Italy	DRC Conflict-Free
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Korea, Republic Of	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	DODUCO Gmbh	Germany	DRC Conflict-Free
Gold	Dowa	Japan	DRC Conflict-Free
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Unknown
Gold	Eco-System Recycling Co., Ltd.	Japan	DRC Conflict-Free
Gold	Elemetal Refining, LLC	United States	DRC Conflict-Free
Gold	Faggi Enrico S.p.A.	Italy	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China	Unknown
Gold	Geib Refining Corporation	United States	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	DRC Conflict-Free
Gold	Heraeus Ltd. Hong Kong	China	DRC Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	DRC Conflict-Free
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China	Unknown
Gold	Hwasung CJ Co., Ltd	Korea, Republic Of	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	DRC Conflict-Free
Gold	Istanbul Gold Refinery	Turkey	DRC Conflict-Free
Gold	Japan Mint	Japan	DRC Conflict-Free
Gold	Jiangxi Copper Co., Ltd.	China	DRC Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	DRC Conflict-Free
Gold	JSC Uralelectromed	Russian Federation	DRC Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	DRC Conflict-Free
Gold	Kazzinc	Kazakhstan	DRC Conflict-Free
Gold	Kennecott Utah Copper LLC	United States	DRC Conflict-Free
Gold	Kojima Chemicals Co., Ltd	Japan	DRC Conflict-Free
Gold	Korea Metal Co., Ltd	Korea, Republic Of	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown
Gold	L’ azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown

Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	DRC Conflict-Free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Materion	United States	DRC Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	Japan	DRC Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd.	China	DRC Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	DRC Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	China	Unknown
Gold	Metalor Technologies S.A.	Switzerland	DRC Conflict-Free
Gold	Metalor USA Refining Corporation	United States	DRC Conflict-Free
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	DRC Conflict-Free
Gold	Mitsubishi Materials Corporation	Japan	DRC Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	DRC Conflict-Free
Gold	MMTC-PAMP India Pvt., Ltd.	India	DRC Conflict-Free
Gold	Morris and Watson	New Zealand	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	DRC Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	DRC Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	Nihon Material Co., Ltd.	Japan	DRC Conflict-Free
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	DRC Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd	Japan	DRC Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation	DRC Conflict-Free
Gold	OJSC Novosibirsk Refinery	Russian Federation	DRC Conflict-Free
Gold	PAMP S.A.	Switzerland	DRC Conflict-Free
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	DRC Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	DRC Conflict-Free
Gold	PX Précinox S.A.	Switzerland	DRC Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	South Africa	DRC Conflict-Free
Gold	Remondis Argentia B.V.	Netherlands	Unknown
Gold	Republic Metals Corporation	United States	DRC Conflict-Free
Gold	Royal Canadian Mint	Canada	DRC Conflict-Free
Gold	Sabin Metal Corp.	United States	Unknown
Gold	Samduck Precious Metals	Korea, Republic Of	Unknown
Gold	SAMWON METALS Corp.	Korea, Republic Of	Unknown
Gold	Schone Edelmetaal B.V.	Netherlands	DRC Conflict-Free
Gold	SEMPSA Joyería Platería S.A.	Spain	DRC Conflict-Free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	DRC Conflict-Free
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	DRC Conflict-Free

Gold	Singway Technology Co., Ltd.	Taiwan	DRC Conflict-Free
Gold	So Accurate Group, Inc.	United States	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	DRC Conflict-Free
Gold	Solar Applied Materials Technology Corp.	Taiwan	DRC Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	DRC Conflict-Free
Gold	T.C.A S.p.A	Italy	DRC Conflict-Free
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	DRC Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	DRC Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	Japan	DRC Conflict-Free
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	Torecom	Korea, Republic Of	Unknown
Gold	Umicore Brasil Ltda.	Brazil	DRC Conflict-Free
Gold	Umicore Precious Metals Thailand	Thailand	DRC Conflict-Free
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	DRC Conflict-Free
Gold	United Precious Metal Refining, Inc.	United States	DRC Conflict-Free
Gold	Valcambi S.A.	Switzerland	DRC Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	Australia	DRC Conflict-Free
Gold	WIELAND Edelmetalle GmbH	Germany	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	DRC Conflict-Free
Gold	Yokohama Metal Co., Ltd,	Japan	DRC Conflict-Free
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	DRC Conflict-Free
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	DRC Conflict-Free
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	China	DRC Conflict-Free
Tantalum	D Block Metals, LLC	United States	DRC Conflict-Free
Tantalum	Duoluoshan	China	DRC Conflict-Free
Tantalum	Exotech Inc.	United States	DRC Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	China	DRC Conflict-Free
Tantalum	FIR Metals & Resource Ltd.	China	DRC Conflict-Free
Tantalum	Global Advanced Metals Aizu	Japan	DRC Conflict-Free
Tantalum	Global Advanced Metals Boyertown	United States	DRC Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	DRC Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	Thailand	DRC Conflict-Free
Tantalum	H.C. Starck GmbH Goslar	Germany	DRC Conflict-Free
Tantalum	H.C. Starck GmbH Laufenburg	Germany	DRC Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	DRC Conflict-Free
Tantalum	H.C. Starck Inc.	United States	DRC Conflict-Free
Tantalum	H.C. Starck Ltd.	Japan	DRC Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	DRC Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	DRC Conflict-Free

Tantalum	Hi-Temp Specialty Metals, Inc.	United States	DRC Conflict-Free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	China	DRC Conflict-Free
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	DRC Conflict-Free
Tantalum	KEMET Blue Metals	Mexico	DRC Conflict-Free
Tantalum	KEMET Blue Powder	United States	DRC Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd.	China	DRC Conflict-Free
Tantalum	LSM Brasil S.A.	Brazil	DRC Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	India	DRC Conflict-Free
Tantalum	Mineração Taboca S.A.	Brazil	DRC Conflict-Free
Tantalum	Mitsui Mining & Smelting	Japan	DRC Conflict-Free
Tantalum	Molycorp Silmet A.S.	Estonia	DRC Conflict-Free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	DRC Conflict-Free
Tantalum	Plansee SE Liezen	Austria	DRC Conflict-Free
Tantalum	Plansee SE Reutte	Austria	DRC Conflict-Free
Tantalum	QuantumClean	United States	DRC Conflict-Free
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	DRC Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	DRC Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	DRC Conflict-Free
Tantalum	Taki Chemicals	Japan	DRC Conflict-Free
Tantalum	Telex Metals	United States	DRC Conflict-Free
Tantalum	Tranzact, Inc.	United States	DRC Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	DRC Conflict-Free
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	DRC Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	DRC Conflict-Free
Tantalum	Zhuzhou Cement Carbide	China	DRC Conflict-Free
Tin	Alpha	United States	DRC Conflict-Free
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Unknown
Tin	China Tin Group Co., Ltd.	China	DRC Conflict-Free
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	DRC Conflict-Free
Tin	CV Ayi Jaya	Indonesia	DRC Conflict-Free
Tin	CV Gita Pesona	Indonesia	DRC Conflict-Free
Tin	CV Serumpun Sebalai	Indonesia	DRC Conflict-Free
Tin	CV United Smelting	Indonesia	DRC Conflict-Free
Tin	CV Venus Inti Perkasa	Indonesia	DRC Conflict-Free
Tin	Dowa	Japan	DRC Conflict-Free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Unknown
Tin	Elmet S.L.U.	Spain	DRC Conflict-Free
Tin	EM Vinto	Bolivia	DRC Conflict-Free
Tin	Estanho de Rondônia S.A.	Brazil	Unknown

Tin	Feinhütte Halsbrücke GmbH	Germany	Unknown
Tin	Fenix Metals	Poland	DRC Conflict-Free
Tin	Gejiu Jinye Mineral Company	China	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	DRC Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	DRC Conflict-Free
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	China	Unknown
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	DRC Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	DRC Conflict-Free
Tin	Melt Metais e Ligas S.A.	Brazil	DRC Conflict-Free
Tin	Metallic Resources, Inc.	United States	DRC Conflict-Free
Tin	Metallo-Chimique N.V.	Belgium	DRC Conflict-Free
Tin	Mineração Taboca S.A.	Brazil	DRC Conflict-Free
Tin	Minsur	Peru	DRC Conflict-Free
Tin	Mitsubishi Materials Corporation	Japan	DRC Conflict-Free
Tin	Nankang Nanshan Tin Manufactory Co., Ltd	China	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	DRC Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	DRC Conflict-Free
Tin	Operaciones Metalurgical S.A.	Bolivia	DRC Conflict-Free
Tin	Phoenix Metal Ltd.	Rwanda	Unknown
Tin	PT Alam Lestari Kencana	Indonesia	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	DRC Conflict-Free
Tin	PT Artha Cipta Langgeng	Indonesia	DRC Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	DRC Conflict-Free
Tin	PT Babel Inti Perkasa	Indonesia	DRC Conflict-Free
Tin	PT Bangka Kudai Tin	Indonesia	Unknown
Tin	PT Bangka Prima Tin	Indonesia	DRC Conflict-Free
Tin	PT Bangka Timah Utama Sejahtera	Indonesia	Unknown
Tin	PT Bangka Tin Industry	Indonesia	DRC Conflict-Free
Tin	PT Belitung Industri Sejahtera	Indonesia	DRC Conflict-Free
Tin	PT BilliTin Makmur Lestari	Indonesia	DRC Conflict-Free
Tin	PT Bukit Timah	Indonesia	DRC Conflict-Free
Tin	PT Cipta Persada Mulia	Indonesia	DRC Conflict-Free
Tin	PT DS Jaya Abadi	Indonesia	DRC Conflict-Free
Tin	PT Eunindo Usaha Mandiri	Indonesia	DRC Conflict-Free
Tin	PT Fang Di MulTindo	Indonesia	Unknown
Tin	PT Inti Stania Prima	Indonesia	DRC Conflict-Free
Tin	PT JusTindo	Indonesia	DRC Conflict-Free
Tin	PT Karimun Mining	Indonesia	Unknown
Tin	PT Mitra Stania Prima	Indonesia	DRC Conflict-Free

Tin	PT Panca Mega Persada	Indonesia	DRC Conflict-Free
Tin	PT Pelat Timah Nusantara Tbk	Indonesia	Unknown
Tin	PT Prima Timah Utama	Indonesia	DRC Conflict-Free
Tin	PT Refined Bangka Tin	Indonesia	DRC Conflict-Free
Tin	PT Sariwiguna Binasentosa	Indonesia	DRC Conflict-Free
Tin	PT Seirama Tin Investment	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	DRC Conflict-Free
Tin	PT Sumber Jaya Indah	Indonesia	DRC Conflict-Free
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	DRC Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	DRC Conflict-Free
Tin	PT Tinindo Inter Nusa	Indonesia	DRC Conflict-Free
Tin	PT Tirus Putra Mandiri	Indonesia	Unknown
Tin	PT Tommy Utama	Indonesia	DRC Conflict-Free
Tin	PT Wahana Perkit Jaya	Indonesia	DRC Conflict-Free
Tin	Resind Indústria e Comércio Ltda.	Indonesia	DRC Conflict-Free
Tin	Rui Da Hung	Taiwan	DRC Conflict-Free
Tin	Soft Metais Ltda.	Brazil	DRC Conflict-Free
Tin	Thaisarco	Thailand	DRC Conflict-Free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	Unknown
Tin	VQB Mineral and Trading Group JSC	Viet Nam	DRC Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	DRC Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Unknown
Tin	Yunnan Tin Company Limited	China	DRC Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	DRC Conflict-Free
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	DRC Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganxian Shirui New Material Co., Ltd.	China	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	DRC Conflict-Free
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	United States	DRC Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	H.C. Starck GmbH	Germany	DRC Conflict-Free
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	DRC Conflict-Free
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China	DRC Conflict-Free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Unknown

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tungsten	Hydrometallurg, JSC	Russian Federation	DRC Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	Japan	DRC Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	DRC Conflict-Free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Unknown
Tungsten	Kennametal Fallon	United States	Unknown
Tungsten	Kennametal Huntsville	United States	DRC Conflict-Free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Niagara Refining LLC	United States	DRC Conflict-Free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	DRC Conflict-Free
Tungsten	Pobedit, JSC	Russian Federation	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	DRC Conflict-Free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Viet Nam	DRC Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	Austria	DRC Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	DRC Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	China	DRC Conflict-Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	DRC Conflict-Free
**Based on CFSI’s Conflict-free Smelter Program (CFSP) results through March 28, 2016. Facilities which are reported to be compliant to the CFSP or equivalent program are reasonably assumed to be “DRC Conflict-Free”. “DRC Conflict-Free” does not include facilities designated by the CFSI as “Active” or any other status.
Countries of Origin of Conflict Minerals
The countries of origin of the Conflict Minerals processed by the facilities listed in Table 2 are believed to include countries listed in Table 3.

Table 3: Countries of Origin
Angola***
Argentina
Australia
Austria
Belgium
Bolivia

Brazil
Burundi***
Cambodia
Canada
Central African Republic***
Chile
China
Colombia
Cote D’Ivoire
Czech Republic
Djibouti
Ecuador
Egypt
Estonia
Ethiopia
France
Germany
Guyana
Hungary
India
Indonesia
Ireland
Israel
Japan
Kazakhstan
Kenya
Korea, Republic Of
Laos
Luxembourg
Madagascar
Malaysia
Mexico
Mongolia
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Nigeria
Papua New Guinea
Peru
Philippines
Portugal
Republic of Congo***
Russia
Rwanda***

Sierra Leone
Singapore
Slovakia
South Africa
South Sudan***
Spain
Suriname
Switzerland
Taiwan
Tanzania***
Thailand
The Democratic Republic of Congo***
Uganda***
United Kingdom
United States of America
Vietnam
Zambia***
Zimbabwe
*** “Covered Countries” which include the Democratic Republic of Congo and its adjoining countries.

Efforts to determine the Conflict Minerals’ Mine or Location of Origin
BlackBerry’s efforts to determine the conflict minerals’ mine or location of origin included two approaches: (i) use of the CMRT as a method to query and transmit sourcing information along the supply chain; and (ii) reliance on, and support for, the CFSP as an independent third party audit solution through which mineral sources are identified and independently evaluated.
The CMRT helps a company to identify the smelters and refiners within its supply chain and their sources of minerals. The use of the CMRT by industry participants is relatively new and is dependent upon each tier in the supply chain collecting information from its direct suppliers and passing it on to customers. The amount of detail being collected by this process is improving quickly; however, considering the number of tiers within BlackBerry’s supply chain, we expect that several reporting cycles will be needed to complete the data collection.
Mineral sources are valuable intellectual property for most smelters, and the OECD Guidance acknowledges that reporting of information may be limited by concerns of business confidentiality. An independent third party audit solution such as the CFSP can offer an efficient means to address these confidentiality concerns and to help promote the reliability of information collected. BlackBerry has therefore incorporated reliance on the CFSP as an element of its due diligence process. Through the course of the CFSP smelter validation process, independent auditors review information on the mines of origin for the smelters and refiners. To be compliant with the CFSP, smelters and refiners must have disclosed the identities of their mines or locations of origin to the auditors, and the auditors must have independently validated that sufficient evidence exists to support the sourcing claims and that those sources are DRC conflict-free.
BlackBerry is a member of the CFSI and is very active in supporting the implementation and expansion of the program on multiple fronts.

Steps to Improve Due Diligence
BlackBerry is committed to being a socially and environmentally responsible corporation, within our own activities and through those in our supply chain. We recognize that the maturity of the industry in its implementation of responsible minerals sourcing activities is still developing and that progress can be best made through a collaboration of stakeholders.
BlackBerry expects to continue to engage with relevant first-tier suppliers to improve the due diligence processes exercised regarding the source and chain of custody of the conflict minerals used in the parts and components they supply to us. We intend to further impress upon them our expectation that they apply the OECD Guidance in good faith.
We also expect to continue to focus our efforts on working with industry peers through the CFSI to improve the systems of transparency and control and leverage those systems within our own supply chain.
Although circumstances may change necessitating an adjustment of plans, specific steps we are considering taking to improve our due diligence in 2016 include:

1)	Providing additional guidance for relevant first-tier suppliers on conflict mineral reporting and the OECD Guidance;

2)	Further enhancing our messaging regarding the use of CFSP, or equivalent, validated smelters and refiners;

3)	Using the updated CMRT and latest smelter lists for collecting due diligence information from our suppliers;

4)	Implementing an improved communication and data management process to increase transparency, clarity, and efficiency;

5)	Continuing our active participation in the CFSI, including the verification and engagement of smelters in the CFSP; and

6)	Reviewing our Responsible Minerals Policy for opportunities to expand our expectations for responsible minerals sourcing both within and beyond conflict-affected areas and revising as appropriate.